Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Number 333-76897 on Form S-8, Registration Statement Number 333-70914 on Form S-8, and Registration Statement Number 33-60092 on Form S-8 of Richardson Electronics, Ltd. of our report dated July 2, 2003, except for the Stock-Based Compensation and the Earnings Per Share sections of Note A to the consolidated financial statements, as to which the date is February 1, 2006 and except for Note B and the geographic and long-lived asset information included in Note M to the consolidated financial statements, as to which the date is August 22, 2006, with respect to the consolidated financial statements for the year ended May 31, 2003 included in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K for the year ended May 31, 2005 of Richardson Electronics, Ltd.

/s/ Ernst & Young LLP

Chicago, Illinois

August 30, 2006